Exhibit 1.1

Pacific Drilling S.A. Société Anonyme Siège social: 8-10, avenue de la Gare, L-1610 Luxembourg R.C.S. Luxembourg: B159658

COORDINATED ARTICLES OF ASSOCIATION

AS OF 4 JUNE 2019

I. NAME-REGISTERED OFFICE-OBJECT-DURATION

Art. 1.      Name

The name of the company is “Pacific Drilling S.A.”  (the “Company”). The Company is a public company limited by shares (société anonyme)  governed by the laws of the Grand Duchy of Luxembourg, in particular the law of August 10, 1915, on commercial companies, as amended (the “Law”), and these articles of incorporation (the “Articles”).

Art. 2.      Registered office

2.1.    The Company’s registered office is established in Luxembourg, Grand Duchy of Luxembourg. It may be transferred within that municipality by a resolution of the board of directors (the “Board”). It may be transferred to any other location in the Grand Duchy of Luxembourg by a resolution of the general meeting of shareholders (the “General Meeting”), acting in accordance with the conditions prescribed for the amendment of the Articles.

2.2.     Branches, subsidiaries or other offices may be established in the Grand Duchy of Luxembourg or abroad by a resolution of the Board. If the Board determines that extraordinary political or military developments or events have occurred or are imminent, and that those developments or events may interfere with the normal activities of the Company at its registered office, or with ease of communication between that office and persons abroad, the registered office may be temporarily transferred abroad until the developments or events in question have completely ceased. Any such temporary measures do not affect the nationality of the Company, which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg incorporated company.

Art. 3.      Corporate object

3.1.     The Company’s object is buying and selling, the chartering in and the chartering out, and the management of seagoing ships, as well as the financial and commercial operations that relate directly or indirectly to such activities.

3.2.     In addition, the Company may charter, hold, lease, operate and provide vessels and equipment used in contract drilling services in oil and gas drilling operations; the Company may also acquire, hold, manage, sell or dispose of any such related equipment, enter into, assist or participate in financial, commercial and other transactions relating to contract drilling services.

3.3.     In addition, the Company may acquire participations, in Luxembourg or abroad, in any company or enterprise in any form whatsoever, and the management of those participations.  The Company may in particular acquire, by subscription, purchase and exchange or in any other manner, any stock, shares and other participation securities, bonds, debentures, certificates of deposit and other debt instruments and, more generally, any securities and financial instruments issued by any public or private entity.  It may participate in the creation, development, management and control of any company or enterprise.  Further, it may invest in the acquisition and management of a portfolio of patents or other intellectual property rights of any nature or origin.

3.4.     The Company may borrow in any form.  It may issue notes, bonds and any kind of debt and equity securities.  It may lend funds, including, without limitation, the proceeds of any borrowings, to its subsidiaries, affiliated companies and any other companies.  It may also give guarantees and pledge, transfer, encumber or otherwise create and grant security over some or all of its assets to guarantee its own obligations and those of any other company, and, generally, for its own benefit and that of any other company or person.  For the avoidance of doubt, the Company may not carry out any regulated financial sector activities without having obtained the requisite authorisation.

3.5.     The Company may use any techniques, legal means and instruments to manage its investments efficiently and protect itself against credit risks, currency exchange exposure, interest rate risks and other risks.

3.6.     The Company may carry out any commercial, financial or industrial operation and any transaction with respect to real estate or movable property, which directly or indirectly, favours or relates to its corporate object.

Art. 4. Duration

4.1.     The Company is formed for an unlimited period.

4.2.     The Company is not to be dissolved by reason of the death, suspension of civil rights, incapacity, insolvency, bankruptcy or any similar event affecting one or more shareholders.

II.  CAPITAL – SHARES

Art. 5.      Capital

5.1.      The share capital is set at eight hundred twenty-four thousand nine hundred ninety-eight United States Dollars and three cents (USD 824,998.03) represented by eighty two million four hundred ninety-nine thousand eight hundred three (82,499,803) shares in registered form, without nominal value.

5.2.     The share capital may be increased or reduced once or more by a resolution of the General Meeting acting in accordance with the conditions prescribed for the amendment of the Articles.

5.3.     The Board is authorized, for a period of five (5) years from the 19 November 2018, without prejudice to any renewals, to:

(i)    increase the current share capital once or more up to eight hundred twenty-five thousand United States dollars (USD 825,000) (such amount including the current share capital of the Company) by the issue of new shares having the same rights as the existing shares, or without any such issue;

(ii)   determine the conditions of any such capital increase including through contributions in cash or in kind, by the incorporation of reserves, issue/share premiums or retained earnings, with or without issue of new shares to current shareholders or third parties (non-shareholders) or following the issue of any instrument convertible into shares or any other instrument carrying an entitlement to, or the right to subscribe for, shares;

(iii)  limit or withdraw the shareholders’ preferential subscription rights to the new shares, if any, and determine the persons who are authorized to subscribe to the new shares; and

(iv)  record each share capital increase by way of a notarial deed and amend the share register accordingly.

5.4.     Within the limits of article 5.3 of the Articles, the Board is expressly authorized to increase the Company’s share capital by incorporation of reserves, issue/share premiums or retained earnings and to issue the additional shares resulting from such capital increase to a beneficiary under any stock incentive plan as agreed by the Company (such beneficiary being a shareholder of the Company or not, or, to an entity appointed by the Company as an administrator in connection with such plan) or under any equity rights offering, private placements or backstop fees. The Company reserves the right to place transfer and other restrictions on such shares as determined by the Company pursuant to such stock incentive plan from time to time.

5.5.     When the Board has implemented an increase in capital as authorised by article 5.3, article 5 of the present articles of association shall be amended to reflect that increase.

5.6.     The Board is expressly authorised to delegate to any natural or legal person to organise the market in subscription rights, accept subscriptions, conversions or exchanges, receive payment for the price of shares or other financial instruments, to have registered increases of capital carried out as well as the corresponding amendments to article 5 of the present articles of association and to have recorded in said article 5 of the present articles of association the amount by which the authorisation to increase the capital has actually been used and, where appropriate, the amounts of any such increase that are reserved for financial instruments which may carry an entitlement to shares.

Art. 6.      Shares

6.1.     The shares are and will remain in registered form (actions nominatives).

6.2.     A register of shares is kept at the registered office and may be examined by any shareholder on request.

6.3.     The shares may be entered without serial numbers into fungible securities accounts with financial institutions or other professional depositaries operating a settlement system in relation to transactions on securities, dividends, interest, matured capital or other matured monies of securities or of other financial instruments being handled through the system of such depositary (such systems, professionals or other depositaries being referred to hereinafter as Depositaries and each a Depositary). The shares held in deposit or in an account with such financial institution or professional depositary shall be recorded in an account opened in the name of the depositor and may be transferred from one account to another, whether such account is held by the same or a different financial institution or depositary.  The Board may however impose transfer restrictions for shares that are registered, listed, quoted, dealt in, or have been placed in certain jurisdictions in compliance with the requirements applicable therein. The transfer to the register kept at the Company’s registered office may be requested by a shareholder.

6.4.     The Company may consider the person in whose name the registered shares are registered in the register(s) of Shareholders as the full owner of such registered shares. The Company shall be completely free from any responsibility in dealing with such registered shares towards third parties and shall be justified in considering any right, interest or claims of such third parties in or upon such registered shares to be non-existent, subject, however, to any right which such third party might have to demand the registration or change in registration of registered shares.

6.5.     Where the shares are held with Depositaries through fungible securities accounts within clearing and settlement systems, the exercise of the voting rights in respect of such shares may be subject to the internal rules and procedures of those clearing and settlement systems.

6.6.     All communications and notices to be given to a registered shareholder shall be deemed validly made to the latest address communicated by the shareholder to the Company. In the event that a holder of registered shares does not provide an address to which all notices or announcements from the Company may be sent, the Company may permit a notice to this effect to be entered into the register(s) of Shareholders and such holder’s address will be deemed to be at the registered office of the Company or such other address as may be so entered by the Company from time to time, until a different address shall be provided to the Company by such holder. The holder may, at any time, change his address as entered in the register(s) of Shareholders by means of written notification to the Company or the relevant registrar.

6.7.     A share transfer of registered shares which are not held through fungible securities accounts is carried out by the entry in the register of shares of a declaration of transfer, duly signed and dated by both the transferor and the transferee or their authorized representatives, following a notification to or acceptance by the Company, in accordance with Article 1690 of the Civil Code. The Company may also accept other documents recording the agreement between the transferor and the transferee as evidence of a share transfer.

6.8.     The rights and obligations attached to any share shall pass to any transferee thereof.

6.9.     The shares are indivisible and the Company recognizes only one (1) owner per share.

6.10.   The Company may redeem its own shares using a method approved by the Board which is in accordance with Luxembourg law and the rules of any stock exchange(s) on which the shares in the Company are listed from time to time.

6.11.   The Company will not issue non-voting equity securities (which shall not be deemed to include any warrants or options to purchase shares of the Company).

III. MANAGEMENT–REPRESENTATION

Art. 7.      Board of directors

7.1.     Composition of the board of directors

(i)       The Company is managed by the Board. Except as provided in Article 8, the total number of directors constituting the entire Board shall be seven (7) directors.  Directors need not be shareholders. Except as provided in Article 8, from and after 19 November 2018 (the “Effective Time”) until the occurrence of the Nomination Termination Time (as defined in that certain Governance Agreement, dated on or about the Effective Time, by and among the Company and the other shareholders thereto (the “Governance Agreement”)), the Board shall be divided into two classes, hereby designated Class A (composed of four (4) directors) and Class B (composed of three (3) directors), with all Class A directors and Class B directors elected to terms of one (1) year in length; provided, that the initial term of office of the Class A directors following the Effective Time shall expire at the General Meeting of the shareholders of the Company at which the annual accounts for the 2018 financial year will be approved and the initial term of office of the Class B directors following the Effective Time shall expire at the General Meeting of the shareholders of the Company at which the annual accounts for the 2019 financial year will be approved. All directors, whether assigned to Class A or Class B, shall be elected by the shareholders at the General Meeting in accordance with the Law and shall have one (1) vote each at all meetings of the Board. From and after the Nomination Termination Time (as defined in the Governance Agreement), the Board shall cease to be classified and each director then in office previously designated as a Class A director or Class B director shall remain in office as a director until his or her term expires or until his or her earlier death, resignation or removal by the shareholders.

(ii)       Directors may be removed at any time, with or without cause, by a resolution of the General Meeting.

(iii)      If a legal entity is appointed as director, it must appoint a permanent representative to perform its duties. The permanent representative is subject to the same rules and incurs the same liabilities as if he had exercised its functions in its own name and on its own behalf, without prejudice to the joint and several liability of the legal entity which it represents.

(iv)      Should the permanent representative be unable to perform its duties, the legal entity must immediately appoint another permanent representative.

(v)      If the office of a director becomes vacant, the other directors, acting by a simple majority, may fill the vacancy on a provisional basis until a new director is appointed by the next General Meeting.

7.2.     Powers of the board of directors

(i)       All powers not expressly reserved to the shareholder(s) by the Law or the Articles fall within the competence of the Board, which has full power to carry out and approve all acts and operations consistent with the Company’s corporate object.

(ii)       The Board may delegate special and limited powers to one or more agents for specific matters and may also establish committees for certain specific purposes. Such committees may include, but are not limited to, an audit committee and a compensation committee.

(iii)      The Board is authorised to delegate the day-to-day management and the power to represent the Company in this respect, to one or more directors, officers, managers or other agents, whether shareholders or not, acting either individually or jointly, provided that, prior to the Nomination Termination Time (as defined in the Governance Agreement) any appointment, delegation or power-of-attorney granted in respect of any Acquisition Proposal Matters (as defined in article 7.2(iv)(1) below), or any revocation of the foregoing, shall only be effective if a Class B Majority (as defined below) votes in favor of such appointment, delegation or power-of-attorney, or revocation of the foregoing, as the case may be. If the day-to-day management is delegated to one or more directors, the Board must report to the annual General Meeting any salary, fee and/or any other advantage granted to those director(s) during the relevant financial year.

For the avoidance of doubt, it is noted that the following non-exhaustive list of matters shall not under any circumstances be regarded as coming within the scope of day-to-day management:

    Approval of the accounts of the Company

    Approval of the annual budget of the Company

    Approval of Company policies

    Approval of recommendations made by any Board committee

    Approval of Acquisition Proposals

(iv)      Acquisition Proposals Prior to Nomination Termination Time. The following provisions of this article 7.2(iv) shall apply until the Nomination Termination Time (as defined in the Governance Agreement), after which the provisions of this article 7.2(iv) (other than the meanings of any terms defined herein that are used elsewhere in these Articles) shall have no further force or effect.

(1)      Representative Authority of the Class B Directors Regarding Acquisition Proposals.  Notwithstanding anything in these Articles to the contrary, any two (2) Class B directors acting in their capacities as such (a “Class B Majority”) shall have the authority to act on the Company’s behalf (including to bind the Company with respect to clauses (e) through (g)) with respect to the following matters: (a) to review and evaluate the terms and conditions of any Acquisition Proposal, (b) to negotiate with any party the Class B Majority deems appropriate with respect to any Acquisition Proposal; (c) to solicit prospective Acquisition Proposals and/or explore the ability to obtain on behalf of the Company prospective Acquisition Proposals, (d) to determine whether any Acquisition Proposal is beneficial to the Company and its shareholders, (e) to make recommendations to the Board and shareholders as to what actions, if any, should be taken with respect to any Acquisition, Acquisition Contract or Acquisition Proposal, including to recommend that the Board or the shareholders, as applicable, approve any Acquisition, Acquisition Contract or Acquisition Proposal, (f) to retain, at the Company’s expense, such consultants, legal counsel and other advisors as a Class B Majority may from time to time deem appropriate to assist the Class B directors in the performance of their duties with respect to Acquisition Proposals, (g) subject to article 7.2(iv)(2) below, to execute and deliver on behalf of the Company definitive documentation providing for the consummation of an Acquisition (an “Acquisition Contract”) and (h) to take, or to cause the Company to take, any and all actions ancillary or related to any actual or prospective Acquisition Proposal or the other matters referred to in the preceding clauses (a)-(g), including without limitation to authorize and enter into contracts of any nature (other than an Acquisition Contract except in accordance with article 7.2(iv)(2) below) (the foregoing clauses (a)-(h), “Acquisition Proposal Matters”). As used herein: (x) “Acquisition Proposal” means a proposal received by the Company, any of its subsidiaries, or any of its or their respective directors, officers or outside consultants, counsel or other advisors providing for an Acquisition; and (y) “Acquisition” means a transaction or series of related transactions resulting in the acquisition (whether by merger, consolidation, sale or transfer of the Company’s shares, other equity interests or assets or otherwise) by any natural or legal person or group of such persons, directly or indirectly, (1) of a majority of (A) the outstanding shares of the Company or (B) the assets of the Company and its subsidiaries determined on a consolidated basis and (2) upon the consummation of which, the shareholders of the Company immediately prior to such acquisition collectively do not own (beneficially or of record) a majority of the voting power of such person or the ultimate parent entity of such person (or, in the case of a group of such persons, a majority of the voting power of the largest member of such group, determined by reference to the respective equity financing contributions of such members, or ultimate parent entity of such largest member).

(2)       Approval of Acquisition Contracts. No Class B director, acting singularly or with any one or more other Class B directors, shall have the power to cause the Company to enter into any Acquisition Contract or otherwise consummate an Acquisition unless such Acquisition Contract (a) provides by its terms that consummation of the Acquisition that is the subject thereof is conditioned upon either (I) the shareholder vote, under the conditions of quorum and vote, required by the Law or other provision of these Articles for such Acquisition or (II) shareholder approval by the vote of a majority of the outstanding share capital, whichever voting standard in the foregoing clauses (I) or (II) is higher (such condition, as applicable, a “Shareholder Approval Condition”) and (b) does not impose any obligations or penalties on the Company if the Shareholder Approval Condition is not obtained by the conclusion of the General Meeting or Extraordinary General Meeting, as applicable, convened to vote on such Acquisition Contract or Acquisition other than reimbursement of the reasonable expenses incurred by the counterparty thereto (provided, that, for avoidance of doubt, this clause (b) shall not preclude the imposition of any obligation or penalty on the Company due to any cause or event other than the failure in and of itself to satisfy the Shareholder Approval Condition at such General Meeting or Extraordinary General Meeting).  If a proposed Acquisition Contract satisfies clauses (a) and (b) of the immediately preceding sentence, then a Class B Majority shall be authorized to represent the Company by executing and delivering, or causing any person authorized by the Class B Majority to execute and deliver, on the Company’s behalf, such Acquisition Contract, to convene a General Meeting or an Extraordinary General Meeting, as applicable, to seek shareholder approval of the Acquisition in accordance with the Shareholder Approval Condition, and, if such shareholder approval is obtained, to carry out all other powers vested under article 7.2(iv)(1) above with respect to such Acquisition Contract (including to cause the Company to consummate the Acquisition and the other transactions contemplated thereby or, subject to the terms of the Acquisition Contract, terminate such Acquisition Contract and abandon such Acquisition).

(3)       Limitation on Representative Authority of the Class A Directors Regarding Acquisition Proposals.  Notwithstanding anything in these Articles to the contrary (but subject to the last sentence of this article 7.2(iv)(3)), no Class A director, acting singularly or with any one or more other directors, in his or her capacity as such, shall have any representative authority to bind the Company or otherwise act on the Company’s behalf, nor shall the Board take any action, in either case with respect to any Acquisition, Acquisition Contract or Acquisition Proposal Matters, except with the prior approval of a Class B Majority. Notwithstanding the immediately prior sentence, this article 7.2(iv)(3) shall not be interpreted to limit the rights of the Class A directors to attend meetings of the Class B directors, receive information received by the Class B directors or to provide ongoing input to the Class B directors, in each case, regarding Acquisitions, Acquisition Contracts, Acquisition Proposals or other Acquisition Proposal Matters, and the Class B directors shall so extend such rights to the Class A directors.

(4)       Amendments to Article 7.2(iv). Notwithstanding anything to the contrary in these Articles, the Board shall not propose to the shareholders or recommend that the shareholders approve any amendment to this article 7.2(iv) and/or any other provisions of these Articles directly or indirectly amending or limiting the application of this article 7.2(iv) without the favorable vote of a Class B Majority.

7.3.     Procedure

(i)       The Board must appoint a chairperson from among its members, and may choose a secretary who need not be a director and who will be responsible for keeping the minutes of the meetings of the Board and of General Meetings.

(ii)       The Board meets at the request of the chairperson or the majority of the Board of directors, at the place indicated in the notice, which in principle is in Luxembourg.

(iii)      Written notice of any Board meeting is given to all directors at least twenty-four (24) hours in advance, except in the case of an emergency whose nature and circumstances are set forth in the notice.

(iv)      No notice is required if all members of the Board are present or represented and state that they know the agenda for the meeting. A director may also waive notice of a meeting, either before or after the meeting. Separate written notices are not required for meetings which are held at times and places indicated in a schedule previously adopted by the Board.

(v)      A director may grant another director a power of attorney in order to be represented at any Board meeting.

(vi)      Save as otherwise provided herein, the Board may only validly deliberate and act if a majority of its members are present or represented. Save as otherwise provided herein, Board Resolutions are validly adopted if the majority of the members of the Board vote in their favour. The chairman has a casting vote in the event of a tie vote.  Board resolutions are recorded in minutes signed by the chairperson, by all directors present or represented at the meeting, or by the secretary (if any).

(vii)     Any director may participate in any meeting of the Board by telephone or video conference, or by any other means of communication which allows all those taking part in the meeting to identify, hear and speak to each other.  Participation by such means is deemed equivalent to participation in person at a duly convened and held meeting.

(viii)    Circular resolutions signed by all the directors (the “Directors’ Circular Resolutions”) are valid and binding as if passed at a duly convened and held Board meeting, and bear the date of the last signature.

(ix)      A director who has an interest in a transaction carried out other than in the ordinary course of business which conflicts with the interests of the Company must advise the Board accordingly and have the statement recorded in the minutes of the meeting. The director concerned may not take part in the deliberations concerning that transaction.  A special report on the relevant transaction is submitted to the shareholders at the next General Meeting, before any vote on the matter.

7.4.     Representation

(i)       The Company is bound towards third parties (a) prior to the Nomination Termination Time (as defined in the Governance Agreement), by the joint signature of any two Class B directors, with respect to Acquisition Proposal Matters or an Acquisition Contract; and (b) in all other matters, by the joint signature of the majority of the Board.

(ii)       The Company is also bound towards third parties by the joint or single signature of any person to whom special signatory powers have been delegated by the Board or, prior to the Nomination Termination Time (as defined in the Governance Agreement) with respect to Acquisition Proposal Matters or an Acquisition Contract, by a Class B Majority.

Art. 8.       Sole director

8.1.     Where the number of shareholders is reduced to one (1), the Company may be managed by a single director until the ordinary General Meeting following the introduction of an additional shareholder. In this case, any reference in the Articles to the Board or the directors should be read as a reference to that sole director, as appropriate.

8.2.     Transactions entered into by the Company which conflict with the interest of its sole director must be recorded in minutes. This does not apply to transactions carried out under normal circumstances in the ordinary course of business.

8.3.     The Company is bound towards third parties by the signature of the sole director or by the joint or single signature of any person to whom the sole director has delegated special signatory powers.

Art. 9.       Liability of the directors

9.1.     The directors may not be held personally liable by reason of their mandate for any commitment they have validly made in the name of the Company’s name, provided those commitments comply with the Articles and the Law.

Art. 10.     Directors’ Remuneration

10.1.   The remuneration of the board of directors will be decided by the General Meeting.

10.2.   The Company shall, to the fullest extent permitted by Luxembourg law, indemnify any director or officer, as well as any former director or officer, against any damages and/or compensation to be paid and any costs, charges and expenses, reasonably incurred by him in connection with the defense or settlement of any civil, criminal or administrative action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Company, if (i) he acted honestly and in good faith, and (ii) in the case of criminal or administrative proceedings, he had reasonable grounds for believing that  conduct was lawful.  Notwithstanding the foregoing, the current or former director or officer will not be entitled to indemnification in case of an action, suit or proceeding brought against him by the Company or in case he shall be finally adjudged in an action, suit or proceeding to be liable for gross negligence, willful misconduct, fraud, dishonesty or any other criminal offence.

Furthermore, in case of settlement, the current or former director or officer will only be entitled to indemnification hereunder, provided that (i) the Board shall have determined in good faith that the defendant’s actions did not constitute willful and deliberate violations of the law and shall have obtained the relevant legal advice to that effect; and (ii) notice of the intention of settlement of such action, suit or proceeding is given to the Company at least 10 business days prior to such settlement.

IV. SHAREHOLDER(S)

Art. 11.     General meetings of shareholders

11.1.  Powers and voting rights

(i)       Resolutions of the shareholders are adopted at a general meeting of shareholders (the “General Meeting”). The General Meeting has full powers to adopt and ratify all acts and operations which are consistent with the company’s corporate object.

(ii)       Each share gives entitlement to one (1) vote.

11.2.   Notices, quorum, majority and voting proceedings

(i)       General Meetings are held at the time and place specified in the notices.

(ii)       The notices for any ordinary General Meeting or extraordinary General Meeting shall contain the agenda, the hour and the place of the meeting and shall be sent to the registered shareholders at least eight (8) days before the General Meeting, without prejudice to other means of communication which need to be accepted on an individual basis by their addresses and to warrant notification.

(iii)      lf all the shareholders are present or represented and consider themselves duly convened and informed of the agenda, the General Meeting may be held without prior notice.

(iv)      A shareholder may grant written power of attorney to another person, shareholder or otherwise, in order to be represented at any General Meeting.

(v)      In connection with any General Meeting, the Board is authorized, but is not required, to make provision for shareholders to participate by means of remote communication.  If the Board shall have made such provision, a shareholder’s participation by means of remote communication shall be deemed equivalent to participation in person at the meeting.

(vi)      Any shareholder may vote by using the forms provided to that effect by the Company. Voting forms contain the date, place and agenda of the meeting and the text of the proposed resolutions. For each resolution, the form must contain three boxes allowing for a vote for or against that resolution or an abstention.  Shareholders must return the voting forms to the registered office. Only voting forms received prior to the General Meeting are taken into account for calculation of the quorum. Forms which indicate neither a voting intention nor an abstention are void.

(vii)     Resolutions of the General Meeting are passed by a simple majority vote, regardless of the proportion of share capital represented.

(viii)    An extraordinary General Meeting (“Extraordinary General Meeting”) may only amend the Articles if at least one-half of the share capital is represented and the agenda indicates the proposed amendments to the Articles, including the text of any proposed amendment to the Company’s object or form.  If this quorum is not reached, a second Extraordinary General Meeting may be convened by means of notices published twice in the Memorial and two Luxembourg newspapers, at an interval of at fifteen (15) days and fifteen (15) days before the meeting.  These notices state the date and agenda of the Extraordinary General Meeting and the results of the previous Extraordinary General Meeting. The second Extraordinary General Meeting deliberates validly regardless of the proportion of capital represented. At both Extraordinary General Meetings, resolutions must be adopted by at least two-thirds of the votes cast.

(ix)      Any change in the nationality of the Company and any increase in a shareholder’s commitment in the Company require the unanimous consent of the shareholders and bondholders (if any).

Art. 12.     Procedure

12.1.   Every General Meeting will be presided over by the chairperson of the Board appointed pursuant to article 7.3(i) or, in the absence of the chairperson, (i) by any other director or officer of the Company designated by the Board or (ii) by any legal advisor, advisor, domiciliation agent or any other person in Luxembourg as the Board may deem appropriate, as designated by the Board. The secretary appointed pursuant to article 7.3(i) or, in the absence of such secretary, (i) any other director or officer of the Company designated by the Board, or (ii) any legal advisor, advisor, domiciliation agent or any other person in Luxembourg as the Board may deem appropriate, as designated by the Board, shall act as secretary at each General Meeting. In connection with each General Meeting, the Board or, in the absence of a determination by the Board, the person presiding over the General Meeting shall appoint a scrutineer who shall keep the attendance list.

12.2.   In connection with each General Meeting, the Board is authorized to provide such rules of deliberations and such conditions for allowing shareholders to take part in the meeting as the Board deems appropriate. Except to the extent inconsistent with the rules and conditions as adopted by the Board, the person presiding over the meeting shall have the power and authority to prescribe such additional rules and conditions and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting.  Such rules and conditions, whether adopted by the Board or prescribed by the person presiding over the meeting, may include, in each case to the extent permitted by applicable law, (a) determining the order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to shareholders of record, their duly authorized and constituted attorneys or such other persons as the person presiding over the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof and (e) limitations on the time allotted to questions or comments by participants.

12.3.   Without limiting the generality of article 12.2 and irrespective of the agenda, the Board or the person presiding over the meeting may adjourn any ordinary General Meeting or Extraordinary General Meeting in accordance with the formalities and time limits stipulated for by law.

12.4.   Minutes of the General Meetings shall be signed by the members of the board of the meeting. Copies or excerpts of the minutes to be produced in court or elsewhere shall be signed by two (2) directors or by the secretary of the Board or by any assistant secretary.

12.5.   Notwithstanding anything to the contrary in these Articles and in addition to any greater or lesser vote required by the Law, other provision of these Articles, the applicable Acquisition Contract or otherwise, the Company shall not have the power or authority to consummate a transaction satisfying clause (1)(B) of the definition of Acquisition without the prior approval of shareholders (such approval obtained by the vote of a majority of the outstanding share capital).

Art. 13.     Sole shareholder

13.1.   When the number of shareholders is reduced to one (1), the sole shareholder exercises all powers granted by the Law to the General Meeting.

13.2.   Any reference to the General Meeting in the Articles is to be read as a reference to the sole shareholder, as appropriate.

13.3.   The resolutions of the sole shareholder are recorded in minutes.

V.  ANNUAL ACCOUNTS - ALLOCATION OF PROFITS – SUPERVISION

Art. 14.     Financial year and approval of annual accounts

14.1.   The financial year begins on 1 January and ends on 31 December of each year.

14.2.   The Board prepares the balance sheet and profit and loss account annually, together with an inventory stating the value of the Company’s assets and liabilities, with an annex summarising its commitments and the debts owed by its officers, directors and statutory auditors to the Company.

14.3.   One month before the Annual General Meeting, the Board provides the statutory auditors with a report on and documentary evidence of the Company’s  operations. The statutory auditors then prepare a report stating their findings and proposals.

14.4.   The Annual General Meeting is held at the registered office or in any other place within the municipality of the registered office, as specified in the notice, on the fourth Tuesday in May at 10.00 a.m. If that day is a public holiday or the day following a public holiday in the United States of America, the Annual General Meeting shall be held on the Tuesday of the following week.

14.5.   The annual General Meeting may be held abroad if, in the Board’s, absolute and final judgement, exceptional circumstances so require.

Art. 15.     Auditors

15.1.   The Company’s operations are supervised by one or more statutory auditors (commissaires).

15.2.   When so required by law, or when the Company so chooses, the Company’s operations are supervised by one or more approved external auditors (réviseurs d’entreprises agréés).

15.3.   The General Meeting appoints the statutory auditors (commissaires)/ external auditors (réviseurs d’entreprises agréés), and determines their number and remuneration and the term of their mandate, which may not exceed six (6) years but may be renewed.

Art. 16.     Allocation of profits

16.1.   Five per cent (5%) of the Company’s annual net profits are allocated to the reserve required by law. This requirement ceases when the legal reserve reaches an amount equal to ten per cent (10%) of the share capital.

16.2.   The General Meeting determines the allocation of the balance of the annual net profits. They may decide on the payment of a dividend, to transfer the balance to a reserve account, or to carry it forward in accordance with the applicable legal provisions.

16.3.   Interim dividends may be distributed at any time, under the following conditions:

(i)   the Board draws up interim accounts;

(ii)  the interim accounts show that sufficient profits and other reserves (including share premiums) are available for distribution; it being understood that the amount to be distributed may not exceed the profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by profits carried forward and distributable reserves, and reduced by losses carried forward and sums to be allocated to the legal or a statutory reserve;

(iii)  the decision to distribute interim dividends is made by the Board within two (2) months from the date of the interim accounts.

In their report to the Board, the statutory auditors (commissaires)  or the approved external auditors (réviseurs d’entreprises agréés), as applicable, must verify whether the above conditions have been satisfied.

The Company may make payment of dividends and any other payments in cash, shares or other securities to a Depositary. Said Depositary shall distribute these funds to his depositors according to the amount of securities or other financial instruments recorded in their name.  Such payment by the Company to the Depositary will effect full discharge of the Company’s obligations in this regard.

VI. DISSOLUTION – LIQUIDATION

17.1.         The Company may be dissolved at any time by a resolution of the General Meeting, acting in accordance with the conditions prescribed for the amendment of the Articles. The General Meeting appoints one or more liquidators, who need not be shareholders, to carry out the liquidation, and determines their number, powers and remuneration. Unless otherwise decided by the General Meeting, the liquidators have full powers to realise the Company’s assets and pay its liabilities.

17.2.   The surplus after realisation of the assets and payment of the liabilities is distributed to the shareholders in proportion to the shares held by each of them.

VII.           GENERAL PROVISION

18.1.         Notices and communications may be made or waived and circular resolutions may be evidenced in writing, fax, email or any other means of electronic communication.

18.2.   Powers of attorney are granted by any of the means described above.  Powers of attorney in connection with Board meetings may also be granted by a director, in accordance with such conditions as may be accepted by the Board.

18.3.   Signatures may be in handwritten or electronic form, provided they fulfil all legal requirements for being deemed equivalent to handwritten signatures.  Signatures of circular resolutions or resolutions adopted by telephone or video conference are affixed to one original or several counterparts of the same document, all of which taken together constitute one and the same document.

18.4.   All matters not expressly governed by these Articles shall be determined in accordance with the applicable law and, subject to any non-waivable provisions of the law, with any agreement entered into by the shareholders from time to time.

SUIT LA VERSION FRANCAISE DU TEXTE QUI PRECEDE

I.       DENOMINATION – SIEGE SOCIAL – OBJET– DUREE

Art. 1       Dénomination

Le nom de la société est « Pacific Drilling S.A.  » (la «  Société »). La Société est une société anonyme régie par les lois du Grand-Duché de Luxembourg, et en particulier par la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (la «  Loi »), ainsi que par les présents statuts (les «  Statuts »).

Art. 2.      Siège social

2.1.          Le siège social de la Société est établi à Luxembourg, Grand-Duché de Luxembourg. Il peut être transféré dans les limites de la commune par décision du conseil d’administration (le «  Conseil »). Le siège social peut être transféré en tout autre endroit du Grand-Duché de Luxembourg par une résolution de l’assemblée générale des actionnaires (l’«  Assemblée Générale »), selon les modalités requises pour la modification des Statuts.

2.2.          Il peut être créé des succursales, filiales ou autres bureaux tant au Grand-Duché de Luxembourg qu’à l’étranger par décision du Conseil. Lorsque le Conseil estime que des développements ou événements extraordinaires d’ordre politique ou militaire se sont produits ou sont imminents, et que ces développements ou évènements sont de nature à compromettre les activités normales de la Société à son siège social, ou la communication aisée entre le siège social et l’étranger, le siège social peut être transféré provisoirement à l’étranger, jusqu’à cessation complète de ces circonstances extraordinaires. Ces mesures provisoires n’ont aucun effet sur la nationalité de la Société qui, nonobstant le transfert provisoire de son siège social, reste une société luxembourgeoise.

Art. 3.      Objet social

3.1.          L’objet de la Société est l’achat et la vente, l’affrètement, la gestion de navires de mer ainsi que la réalisation d’opérations financières et commerciales en relation directe ou indirecte à de telles activités.

3.2.          En outre, la Société peut affréter, détenir, louer, opérer et fournir des navires et équipements utilisés dans le cadre de services de forage dans le cadre d’opérations de forage d’huile et de gaz ; la Société peut également acquérir, détenir, gérer, vendre ou disposer de tout autre équipement, s’engager, assister ou participer dans des transactions financières, commerciales et d’autres transactions liées aux services de forage.

3.3.          L’objet de la Société est également la prise de participations, tant au Luxembourg qu’à l’étranger, dans toutes sociétés ou entreprises sous quelque forme que ce soit, et la gestion de ces participations. La Société peut notamment acquérir par souscription, achat et échange ou de toute autre manière tous les titres, actions et autres valeurs de participation, obligations, créances, certificats de dépôt et autres instruments de dette, et plus généralement, tous titres et instruments financiers émis par toute entité publique ou privée. Elle peut participer à la création, au développement, à la gestion et au contrôle de toute société ou entreprise. Elle peut en outre investir dans l’acquisition et la gestion d’un portefeuille de brevets ou autre droit de propriété intellectuelle de tout type ou origine.

3.4.          La Société peut emprunter sous quelque forme que ce soit. Elle peut procéder à l’émission d’obligations, de billets à ordre, et de titres et instruments de toute autre nature. La Société peut prêter des fonds, y compris notamment, les revenus de tout emprunt, à ses filiales, sociétés affiliées ainsi qu’à toutes autres sociétés. La Société peut également consentir des garanties et nantir, céder, grever de charges ou bien créer et accorder des sûretés sur tout ou partie de ses actifs afin de garantir ses propres obligations et celles de toute autre société, et de manière générale, en sa faveur et en faveur de toute autre société ou personne. En tout état de cause, la Société ne peut effectuer aucune activité réglementée du secteur financier sans avoir obtenu l’autorisation requise conformément à la loi du 5 avril 1993 sur le secteur financier telle que modifiée.

3.5.          La Société peut employer toutes les techniques et instruments nécessaires à une gestion efficace de ses investissements et à sa protection contre les risques de crédit, les fluctuations monétaires, les fluctuations de taux d’intérêt et autres risques.

3.6.          La Société peut effectuer toutes les opérations commerciales, financières ou industrielles et toutes les transactions concernant des biens immobiliers ou mobiliers qui, directement ou indirectement, favorises ou se rapportent à son objet social.

Art. 4       Durée

4.1.        La Société est constituée pour une durée indéterminée.

4.2.        La Société ne sera pas dissoute par la mort, la suspension des droits civils, l’incapacité, l’insolvabilité, la faillite ou tout autre évènement similaire affectant un ou plusieurs actionnaires.

II.      CAPITAL – ACTIONS

Art. 5.      Capital

5.1          Le capital social est fixé à huit cent vingt-quatre mille neuf cent quatre-vingt-dix-huit Dollars Américains et trois centimes (824.998,03 USD) représenté par quatre-vingt-deux millions quatre cent quatre-vingt-dix-neuf mille huit cent trois (82.499.803) actions nominatives, sans valeur nominale.

5.2          Le capital social peut être augmenté ou réduit à une ou plusieurs reprises par une résolution de l’Assemblée Générale agissant comme pour une modification des Statuts.

5.3.          Le Conseil est autorisé, pour une période de cinq (5) ans à compter du 19 novembre 2018, sans préjudice de nouvelles modifications, à :

(i)      Augmenter le capital social actuel en une fois ou plus jusqu’à huit cent vingt-cinq mille Dollars Américains (825.000 USD) (ce montant incluant le capital social actuel de la Société) par l’émission de nouvelles actions ayant les mêmes droits que les actions existantes, ou sans une telle émission

(ii)     Déterminer les conditions de ces augmentations de capital y compris par apport en numéraire ou en nature, par l’incorporation des réserves, des primes d’émission ou des bénéfices non-distribués, avec ou sans émission de nouvelles actions aux actionnaires actuels ou tiers (non-actionnaires) ou suivant l’émission de tout instrument convertible en actions ou tout autre instrument conférant le droit à, ou de souscrire à, des actions ;

(iii)    Limiter ou retirer les droits de souscription préférentiels des actionnaires aux nouvelles actions, et le cas échéant, déterminer les personnes autorisées à souscrire aux nouvelles actions ; et

(iv)    Enregistrer chaque augmentation de capital par voie d’acte notarié et modifier le registre d’actionnaires en conséquence.

5.4        Dans les limites de l’article 5.3 des Statuts, le Conseil d’Administration est expressément autorisé à augmenter le capital social de la Société par incorporation de réserves, à émettre des primes d’émission ou bénéfices non distribués, et à émettre des actions supplémentaires résultant de cette augmentation de capital à un bénéficiaire au titre de tout plan d’intéressement tel que convenu par la Société (un tel bénéficiaire étant un actionnaire ou non de la Société ou une entité désignée par la Société comme administratrice en lien avec ledit plan) ou de tout placement de titres de participation, de placements privés ou de commissions d’appui. La Société se réserve le droit de placer le transfert ou d’autres restrictions sur de telles actions telles que déterminées par la Société conformément à un tel plan d’intéressement de temps à autre.

5.5      Chaque fois que le Conseil aura procédé à une augmentation de capital telle qu’autorisée à l’article 5.3, l’article 5 des présents statuts sera modifié pour refléter cette augmentation.

5.6.     Le Conseil est expressément autorisé à déléguer toute personne physique ou morale pour organiser le marché des droits de souscription, accepter les souscriptions, conversions ou échanges, recevoir paiement du prix des actions ou autre instrument financier, faire constater les augmentations de capital réalisées et les modifications correspondantes de l’article 5 des présents statuts et faire inscrire dans ledit article 5 des présents statuts le montant à concurrence duquel l’autorisation d’augmenter le capital a été utilisée et, le cas échéant, les montants de toute augmentation réservés pour les instruments financiers pouvant donné droit à des actions.

Art. 6.      Actions

6.1         Les actions sont et resteront sous forme nominative.

6.2         Un registre des actions est tenu au siège social et peut être consulté à la demande de chaque actionnaire.

6.3         Les actions peuvent être inscrites sans numéro de série dans les comptes de titres fongibles avec des institutions financières ou d’autres dépositaires professionnels exploitant un système de règlement en relation avec des transactions sur titres, dividendes, intérêts, capitaux échus ou d’autres sommes d’argent de titres arrivées à maturité ou d’autres instruments financiers traités par le système d’un tel dépositaire (ces systèmes, professionnels ou autre dépositaires étant ci-après dénommés Dépositaires et chacune un Dépositaire). Les actions détenues en dépôt ou sur le compte d’une telle institution financière ou dépositaire professionnel doivent être enregistrées dans un compte ouvert au nom du déposant et peuvent être transférées d’un compte à un autre, que ce compte soit détenu ou non par la même institution financière ou dépositaire. Le Conseil peut toutefois imposer des restrictions de transfert pour des actions qui sont enregistrées, inscrites, cotées, négociées, ou qui ont été placées dans certaines juridictions en conformité avec les exigences qui y sont applicables. Le transfert au registre tenu au siège social de la Société peut être demandé par un actionnaire.

6.4         La Société peut considérer la personne au nom de laquelle les actions nominatives sont enregistrées dans le ou les registre(s) des Actionnaires comme le propriétaire à part entière de ces actions nominatives. La Société doit être entièrement exonérée de toute responsabilité à l’égard des tiers concernant ces actions nominatives et pourra considérer tout droit, intérêt ou réclamation de ces tiers dans ou sur ces actions nominatives comme étant inexistant, sous réserve, cependant, de tout droit que ce tiers pourrait avoir à demander l’enregistrement ou le changement d’enregistrement des actions nominatives.

6.5         Lorsque les actions sont détenues par des Dépositaires par le biais de comptes de titres fongibles au sein des systèmes de compensation et de règlement, l’exercice des droits de vote à l’égard de ces actions peut être soumis à des règles internes et procédure de ces systèmes de compensation et de règlement.

6.6         Toutes les communications et notifications devant être envoyées à un actionnaire sont considérées comme étant valables lorsqu’elles sont envoyées à la dernière adresse communiquée par l’actionnaire à la Société. Dans le cas où un détenteur d’actions nominatives ne fournit pas une adresse à laquelle toutes les notifications ou annonces provenant de la Société peuvent être envoyées, la Société peut autoriser l’inscription d’une note à cet effet dans le ou les registre(s) des Actionnaires et l’adresse de ce détenteur sera considérée être le siège social de la Société ou tout autre adresse inscrite par la Société dans le ou les registre(s) des Actionnaires de temps à autre, jusqu’à ce qu’une autre adresse soit fournie par ce détenteur à la Société. Le détenteur peut, à tout moment, changer son adresse telle qu’inscrite dans le ou les registre(s) des Actionnaires par une notification écrite envoyée à la Société au registre approprié.

6.7         Un transfert d’actions nominatives qui ne sont pas détenues par le biais de comptes de titres fongibles est effectué par l’entrée dans le registre des actions d’une déclaration de transfert, dûment datée et signée par le cédant et le cessionnaire ou leurs représentants autorisés, suite à une notification à ou une acceptation de la Société, conformément à l’Article 1690 du Code Civil. La Société peut également accepter d’autres documents constatant l’accord entre le cédant et le cessionnaire comme preuve d’un transfert d’actions.

6.8         Les droits et obligations attachés à toute action doit être transféré à tout cessionnaire de celle-ci.

6.9         Les actions sont indivisibles et la Société ne reconnaît qu’un (1) seul propriétaire par action.

6.10       La Société peut racheter ses propres actions en utilisant une méthode approuvée par le Conseil en conformité avec la loi luxembourgeoise et les règles de toute(s) bourse(s) sur laquelle ou lesquelles les actions de la Société sont listées de temps à autre.

6.11       La Société n’émettra pas des actions sans droit de vote (qui ne pourront inclure ni cautions ni options pour l’achat d’actions de la Société.

III.     GESTION – REPRESENTATION

Art. 7.      Conseil d’administration

7.1.          Composition du conseil d’administration

(i)        La Société est gérée par le Conseil. Excepté dans le cas prévu à l’article 8, le nombre total d’administrateurs constituant la totalité du Conseil est de sept (7) administrateurs. Les administrateurs ne doivent pas être des actionnaires. Excepté dans le cas prévu à l’article 8, du et après le 19 novembre 2018 (la « Date d’Effet ») jusqu’à l’occurrence du Moment de la Résiliation de la Nomination (tel que défini à la Convention de Gouvernance datée à la Date d’Effet, entre la Société et les autres actionnaires (la « Convention de Gouvernance »)), le Conseil doit être divisé en deux classes, à savoir une Catégorie A (composée de quatre (4) administrateurs) et une Catégorie B (composée de trois (3) administrateurs), les administrateurs de la Catégorie A et de la Catégorie B étant tous élus pour un mandat d’une (1) année ; à condition que la durée initiale du mandat des administrateurs de Catégorie A suivant la Date d’Effet doit s’étendre de la Date d’Effet jusqu’à une année après l’Assemblée Générale des actionnaires de la Société approuvant les comptes annuels pour l’année fiscale se terminant en 2018 (l’« AGA 2019 ») et que la durée initiale du mandat des administrateurs de Catégorie B suivant la Date d’Effet doit s’étendre de la Date d’Effet jusqu’à deux années suivant l’AGA 2019. Tous les administrateurs, qu’ils soient de Catégorie A ou de Catégorie B, doivent être élus par les actionnaires lors d’une Assemblée Générale conformément à la Loi et doivent avoir une (1) voix chacun à toutes les réunions du Conseil. A partir de et après le Moment de la Résiliation de la Nomination (tel que défini à la Convention de Gouvernance), le Conseil cessera d’être divisé en catégories et chaque administrateur qui avait été désigné comme administrateur de Catégorie A ou administrateur de Catégorie B restera en fonction comme administrateur jusqu’à l’expiration de son mandat ou jusqu’à son décès, démission ou révocation par les actionnaires.

(ii)       Les administrateurs sont révocables à tout moment, avec ou sans raison, par une décision de l’Assemblée Générale.

(iii)       Lorsqu’une personne morale est nommée administrateur, celle-ci est tenue de désigner un représentant permanent qui représentera ladite personne morale dans ses fonctions d’administrateur. Ce représentant permanent est soumis aux mêmes règles et encourt les mêmes responsabilités que s’il avait exercé ses fonctions en son nom et pour son propre compte, sans préjudice de la responsabilité solidaire de la personne morale qu’il représente.

(iv)      Si le représentant permanent se trouve dans l’incapacité d’exercer ses fonctions, la personne morale doit nommer immédiatement un autre représentant permanent.

(v)       En cas de poste vacant du poste d’administrateur, la majorité simple des administrateurs restants peut y pourvoir provisoirement jusqu’à la nomination définitive, par la prochaine Assemblée Générale.

7.2.          Pouvoirs du conseil d’administration

(i)  Tous les pouvoirs non expressément réservés par la Loi ou les Statuts à ou aux actionnaire(s) sont de la compétence du Conseil, qui a tous les pouvoirs pour effectuer et approuver tous les actes et opérations conformes à l’objet social.

(ii) Des pouvoirs spéciaux et limités peuvent être délégués par le Conseil à un ou plusieurs agents pour des tâches spécifiques et peut également former des comités pour certaines missions spécifiques. Ces comités peuvent inclure, mais ne sont pas limités à, un comité d’audit et un comité de dédommagement.

(iii) Le Conseil est autorisé à déléguer la gestion journalière et le pouvoir de représenter la Société à cette fin à un ou plusieurs administrateurs, agents ou représentants, qu’ils soient actionnaires ou non, agissant soit individuellement ou conjointement, à condition qu’avant le Moment de la Résiliation de la Nomination (tel que défini à la Convention de Gouvernance), toute nomination, délégation ou procuration accordée en relation avec toute Acquisition des Points Proposés (telle que définie à l’article 7.2 (iv) (1) ci-dessous) ou toute révocation de ce qui précède, pourra seulement être effective si une Majorité de Catégorie B (telle que définie ci-dessous) vote en faveur d’une telle nomination, délégation ou procuration ou révocation de ce qui précède, le cas échéant. Si la gestion journalière est déléguée à un ou plusieurs administrateurs, le Conseil devra rapporter à l’Assemblée Générale annuelle tout salaire, frais et/ou tout autre avantage octroyé à cet/ces administrateur(s) durant la période financière de référence.

Pour écarter tout doute, il est noté que la liste non-exhaustive suivante ne doit être considérée, sous aucune circonstance, comme relevant du champ d’application de la délégation journalière :

-          Approbation des comptes de la Société

-          Approbation du budget annuel de la Société

-          Approbation des règles de la Société

-          Approbation des recommandations faites par tout comité du Conseil

-          Approbation des Propositions d’Acquisition

(iv) Propositions d’Acquisition avant le Moment de la Résiliation de la Nomination. Les provisions suivantes de cet article 7.2 (iv) doivent s’appliquer jusqu’au Moment de la Résiliation de la Nomination (tel que défini à la Convention de Gouvernance), après lequel les provisions de cet article 7.2 (iv) (autre que la signification des termes définis aux présentes qui sont utilités ailleurs dans ces Statuts) ne pourront plus revêtir force obligatoire ou prendre effet.

(1)         Autorité Représentative des Administrateurs de Catégorie B concernant les Propositions d’Acquisition. Nonobstant toute clause contraire de ces Statuts, deux (2) administrateurs de Catégorie B agissant en cette telle capacité (la « Majorité de Catégorie B ») auront l’autorité d’agir au nom de la Société (incluant d’engager la Société eu égard aux clauses (e) à (g)) quant aux sujets suivants : (a) revoir et évaluer les termes et conditions de toute Proposition d’Acquisition, (b) négocier avec toute partie la Majorité de Catégorie B appropriée en relation avec la Proposition d’Acquisition, (c) solliciter les Propositions d’Acquisition potentielles et/ou explorer la capacité à obtenir au nom de la Société les Propositions d’Acquisitions potentielles, (d) déterminer si les Propositions d’Acquisition bénéficient à la Société et ses actionnaires, (e) faire des recommandations au Conseil et aux actionnaires sur les actions, le cas échéant, qui devront être prises eu égard à toute Acquisition,

Contrat d’Acquisition ou Proposition d’Acquisition, ce qui inclue recommander que le Conseil ou les actionnaires, si applicable, approuve(nt) toute Acquisition, Contrat d’Acquisition ou Proposition d’Acquisition, (f) conserver, aux frais de la Société, les consultants, conseillers juridiques et autres conseillers que la Majorité de Catégorie B pourrait faire appel pour assister les administrateurs de Catégorie B dans l’exécution de leurs obligations en relation avec les Propositions d’Acquisition, (g) sous réserve de l’article 7.2 (iv) (2) ci-dessous, exécuter et délivrer pour le compte de la Société une documentation définitive relative à l’achèvement d’une Acquisition (un « Contrat d’Acquisition ») et (h) prendre ou demander à la Société de prendre, toute autre action connexe ou liée à toute Proposition d’Acquisition actuelle ou potentielle ou les autres sujets qui sont visés aux clauses (a)-(g), incluant sans limitation d’autoriser et de conclure des contrats de toute nature (autre que le Contrat d’Acquisition sauf dans le cas de l’article 7.2 (iv) (2) ci-dessous) (les clauses (a)-(h) ci-dessus sont appelées « Cas des Acquisitions Proposées »). Tel qu’utilisé aux présentes : (x) « Proposition d’Acquisition » signifie une proposition reçue par la Société, par n’importe laquelle de ses filiales ou chacun de ses administrateurs, agents ou consultants, avocats ou autres conseillers extérieurs respectifs offrant une Acquisition ; et (y) « Acquisition » signifie une transaction ou une série de transactions liées résultant d’une acquisition (soit par fusion, consolidation, vente ou transfert des actions de la Société, d’autres participations ou autre) par toute personne physique ou morale ou d’un groupe de personnes, directement ou indirectement (1) d’une majorité de (A) actions existantes de la Société ou (B) des actifs de la Société et de ses filiales déterminées sur une base consolidée et (2) après la réalisation de laquelle les actionnaires de la Société ne détiennent pas collectivement (véritable ou inscrit) une majorité des droits de votes d’une telle personne ou de l’entité mère ultime d’une telle personne, immédiatement avant une telle acquisition (ou, dans le cas d’une groupe de personnes, une majorité des droits de votes du membre le plus important du groupe, déterminé par référence aux contributions respectives de tels membres ou l’entité mère ultime d’un tel membre le plus important du groupe).

(2)         Approbation des Contrats d’Acquisition. Aucun administrateur de Catégorie B, agissant seul ou avec un ou plusieurs autres administrateurs de Catégorie B, ne peut avoir le pouvoir d’entrainer la Société à conclure tout Contrat d’Acquisition ou achever une Acquisition sauf si un tel Contrat d’Acquisition (a) prévoit par ses termes que l’achèvement de l’Acquisition est conditionné soit (I) au vote de l’actionnaire dans les conditions de quorum et de majorité conformément à la Loi ou à d’autres provisions de ces Statuts pour une telle Acquisition ou (II) à l’approbation de l’actionnaire par le vote d’une majorité des actions pour laquelle le scrutin est plus élevé concernant les clauses (I) ou (II) susmentionnées (une telle condition, si applicable, une « Condition de l’Approbation de l’Actionnariat ») et (b) n’impose pas d’obligations ou de sanctions à la Société si la Condition de l’Approbation de l’Actionnariat n’est pas obtenue par voie d’une Assemblée Générale ou d’une Assemblée Générale Extraordinaire, le cas échéant, convoquée pour voter en faveur d’un tel Contrat d’Acquisition ou une telle Acquisition autre que le remboursement des dépenses raisonnables engagées par la contrepartie. Si un Contrat d’Acquisition proposé satisfait les clauses (a) et (b) de la phrase précédente, une Majorité de Catégorie B doit à être autorisée à représenter la Société en exécutant et délivrant ou en entraînant toute personne autorisée par la Majorité de Catégorie B à exécuter et délivrer, pour le compte de la Société, un tel Contrat d’Acquisition pour convoquer une Assemblée Générale ou une Assemblée Générale Extraordinaire, si applicable, pour rechercher l’approbation de l’actionnariat sur l’Acquisition en conformité avec la Condition de l’Approbation de l’Actionnariat et, si une telle approbation de l’actionnariat est obtenue, exercer tous les autres pouvoirs investis par l’article 7.2 (iv) (1) ci-dessus relatifs au Contrat d’Acquisition (ce qui inclue entrainer la

Société à réaliser l’Acquisition et les autres transactions envisagées par les présentes ou, sous réserve des termes du Contrat d’Acquisition, mettre fin à un tel Contrat d’Acquisition et abandonner une telle Acquisition).

(3)         Limitation de l’Autorité de Représentation des Administrateurs de Catégorie A relative aux Propositions d’Acquisition. Nonobstant toute clause contraire de ces Statuts (mais restant soumis à la dernière phrase de l’article 7.2 (iv) (3)), aucun administrateur de Catégorie A, agissant seul ou avec plusieurs autres administrateurs, en sa capacité d’administrateur, ne peut ni avoir l’autorité d’engager la Société ou d’agir pour le compte de la Société, ni prendre toute action dans tous les cas liés à toute Acquisition, Contrat d’Acquisition ou Cas des Acquisitions Proposées, sauf en cas d’approbation préalable d’une Majorité de Catégorie B. Nonobstant la phrase précédente, cet article 7.2 (iv) (3) ne peut être interprété comme limitant le droit des administrateurs de Catégorie A à assister aux réunions des administrateurs de Catégorie B, de recevoir les informations reçues par les administrateurs de Catégorie B ou de fournir une collaboration aux administrateurs de Catégorie B, dans chaque cas, en ce qui concerne les Acquisitions, Contrats d’Acquisition, Propositions d’Acquisitions et autres Cas des Acquisitions Proposées, et les administrateurs de Catégorie B doivent étendre de tels droits aux administrateurs de Catégorie A.

(4)         Modification de l’article 7.2 (iv). Nonobstant toute clause contraire de ces Statuts, le Conseil ne doit pas proposer aux actionnaires ou recommander que les actionnaires n’approuvent toute modification à cet article 7.2 (iv) et/ou toutes autres dispositions de ces Statuts en modifiant ou limitant directement ou indirectement cet article 7.2 (iv) sans le vote favorable d’une Majorité de Catégorie B.

7.3.          Procédure

(i) Le Conseil doit nommer un président parmi ses membres et peut choisir un secrétaire, administrateur ou non, et qui sera responsable de la tenue des procès-verbaux des réunions du Conseil et des Assemblées Générales.

(ii) Le Conseil se réunit sur convocation du président ou de la majorité du Conseil d’administrateurs, au lieu indiqué dans l’avis de convocation, qui en principe, est au Luxembourg.

(iii) Il est donné à tous les administrateurs une convocation écrite de toute réunion du Conseil au moins vingt-quatre (24) heures à l’avance, sauf en cas d’urgence, auquel cas la nature et les circonstances de cette urgence sont mentionnées dans la convocation à la réunion.

(iv)           Aucune convocation n’est requise si tous les membres du Conseil sont présents ou représentés et s’ils déclarent avoir parfaitement connaissance de l’ordre du jour de la réunion. Un administrateur peut également renoncer à la convocation à une réunion, que ce soit avant ou après ladite réunion. Des convocations écrites séparées ne sont pas exigées pour des réunions se tenant à des heures et dans des lieux fixés dans un calendrier préalablement adopté par le Conseil.

(v) Un administrateur peut donner une procuration à tout autre administrateur afin de le représenter à toute réunion du Conseil.

(vi)           Sauf disposition contraire, le Conseil peut seulement valablement délibérer et agir si une majorité de ses membres sont présents ou représentés. Sauf disposition contraire, les Résolutions du Conseil sont valablement adoptés si une majorité des membres du Conseil votent en leur faveur. Le président a une voix prédominante en cas d’égalité des voix. Les résolutions du Conseil sont consignées dans des procès-verbaux signés par le président, tous les administrateurs présents ou représentés à l’assemblée ou par le secrétaire (le cas échéant).

(vii)          Tout administrateur peut participer à toute réunion du Conseil par téléphone ou visioconférence ou par tout autre moyen de communication permettant à l’ensemble des personnes participant à la réunion de s’identifier, de s’entendre et de se parler. La participation par un de ces moyens équivaut à une participation en personne à une réunion dûment convoquée et tenue.

(viii)         Des résolutions circulaires signées par tous les administrateurs (les «  Résolutions circulaires des Administrateurs ») sont valables et engagent la Société comme si elles avaient été adoptées lors d’une réunion du Conseil dûment convoquée et tenue et portent la date de la dernière signature.

(ix)           Tout administrateur qui a un intérêt opposé à celui de la Société dans une transaction qui ne concerne pas des opérations courantes conclues dans des conditions normales, est tenu d’en prévenir le Conseil et de faire mentionner cette déclaration au procès-verbal de la réunion. L’administrateur en question ne peut pas prendre part à ces délibérations. Un rapport spécial relatif à ou aux transactions concernées est soumis aux actionnaires avant tout vote, lors de la prochaine Assemblée Générale.

7.4. Représentation

(i)          La Société est engagée envers les tiers (a) avant le Moment de la Résiliation de la Nomination (tel que défini à la Convention de Gouvernance), par la signature conjointe de deux administrateurs de Catégorie B s’agissant des Cas des Acquisitions Proposées ou d’un Contrat d’Acquisition ; et (b) dans tous les autres cas, par la signature conjointe d’une majorité du Conseil.

(ii)         La Société est également engagée envers les tiers par la signature conjointe ou individuelle de toute personne à qui un pouvoir de signature spécial a été délégué par le Conseil ou, avant le Moment de la Résiliation de la Nomination (tel que défini à la Convention de Gouvernance) eu égard aux Cas des Acquisitions Proposées ou au Contrat d’Acquisition, par une Majorité de Catégorie B.

Art. 8.      Administrateur unique

8.1. Au cas où le nombre des actionnaires est réduit à un (1), la Société peut être gérée par un administrateur unique jusqu’à l’Assemblée Générale ordinaire suivant l’introduction d’un actionnaire supplémentaire. Dans ce cas, toute référence dans les Statuts au Conseil ou aux administrateurs doit être considérée, le cas échéant, comme une référence à cet administrateur unique.

8.2.          Les transactions conclues par la Société qui sont en opposition avec les intérêts de l’administrateur unique doivent être consignées dans des procès-verbaux. Cela ne s’applique pas aux transactions qui concernent des opérations courantes conclues dans des conditions normales.

8.3.          La Société est engagée vis-à-vis des tiers par la signature de l’administrateur unique ou par la signature conjointe ou individuelle de toutes les personnes à qui des pouvoirs de signature spéciaux ont été délégués.

Art.9.       Responsabilité des administrateurs

9.1.          Les administrateurs ne peuvent pas, en raison de leur fonction, être déclarés personnellement responsables pour les engagements régulièrement pris par eux au nom de la Société, dans la mesure où ces engagements sont conformes aux Statuts et à la Loi.

Art. 10.  Rémunération des Administrateurs

10.1       La rémunération du conseil d’administration sera décidée par l’Assemblée Générale.

10.2       La Société, dans les limites admises par la loi luxembourgeoise, devra indemniser tout administrateur ou dirigeant ancien ou actuel, contre tout dommage et/ou indemnité à payer, et de tous coûts, charges et dépenses raisonnablement supportés par lui et liés à la défense ou à une transaction relative à toute action, poursuite ou procédure de nature civile, pénale ou administrative, à laquelle il peut être partie en raison du fait qu’il soit ou ait été un administrateur ou un dirigeant de la Société, si (i) il a agit honnêtement et de bonne foi et, (ii) dans les cas de procédures pénales ou administratives, s’il a des motifs valables de croire que son attitude était conforme à la loi. Sans préjudice de ce qui précède, l’actuel ou l’ancien administrateur ou dirigeant ne sera pas indemniser en cas d’action, poursuite ou procédure intentée en son encontre par la Société ou dans le cas où il serait finalement jugé responsable de négligence grave, manquement volontaire, fraude, malhonnêteté ou tout autre infraction pénale, suite à toute action, poursuite ou procédure.

De plus, en cas de règlement, l’actuel ou l’ancien administrateur ou dirigeant aura seulement droit au remboursement en vertu du présent paragraphe que (i) si le Conseil ait déterminer de bonne foi que les actions du défendeur ne constitue pas une violation préméditée et délibérée de la loi et qu’il ait obtenu des conseils juridiques pertinents à cet effet, et (ii) si une notification de l’intention de transiger dans le cadre de cette action, poursuite ou procédure est faite à la Société au moins dix jours ouvrables avant un tel règlement.

IV.     ACTIONNAIRE(S)

Art. 11. Assemblées générales des actionnaires

11.1. Pouvoirs et droits de vote

(i)       Les résolutions des actionnaires sont adoptées lors d’assemblées générales des actionnaires (l’«  Assemblée Générale »). L’Assemblée Générale a les pouvoirs les plus étendus pour adopter, autoriser et ratifier tous les actes et opérations conformes à l’objet social.

(ii)        Chaque action donne droit à un (1) vote.

11.2.        Convocations, quorum, majorité et procédures de vote

(i)        Les Assemblées Générales sont tenues au lieu et heure précisés dans les convocations.

(ii)       La convocation à toute Assemblée Générale Ordinaire ou Assemblée Générale extraordinaire doit contenir l’ordre du jour, l’heure et le lieu de la réunion et doit être faite par deux (2) publications de huit (8) jours d’intervalle au Mémorial C, Recueil des Sociétés et Associations (Gazette Officielle de Luxembourg) et dans un journal à large diffusion au Luxembourg, la seconde convocation étant publiée huit (8) jours avant la réunion. Dans le cas où les actions de la Société sont cotées sur un marché réglementé à l’étranger, les avis doivent, en outre (sous réserve de la réglementation applicable), soit (i) être publié une fois un journal à large diffusion du pays de cette cotation au même moment que la première publication au Luxembourg ou (ii) suivre les pratiques de marché de ce pays en matière de publicité de la convocation à une assemblée générale des actionnaires.

(iii)         Si tous les actionnaires sont présents ou représentés et se considèrent comme ayant été dûment convoqués et informés de l’ordre du jour de l’assemblée, l’Assemblée Générale peut se tenir sans convocation préalable.

(iv)        Un actionnaire peut donner une procuration écrite à toute autre personne, actionnaire ou non, afin de le représenter à toute Assemblée Générale.

(v)         En relation avec toute Assemblée Générale, le Conseil est autorisé mais n’est pas requis de prendre des dispositions pour que les actionnaires participent par des dispositifs de communication à distance. Si le Conseil a pris cette disposition, une participation de l’actionnaire par des dispositifs de communication à distance sera considérée comme équivalente à une participation en personne à cette assemblée.

(vi)        Tout actionnaire peut voter au moyen de formulaires de vote fournis par la Société. Les formulaires de vote indiquent la date, le lieu et l’ordre du jour de la réunion, le texte des résolutions proposées ainsi que, pour chaque résolution, trois cases permettant de voter en faveur, de voter contre ou de s’abstenir. Les formulaires de vote doivent être renvoyés par les actionnaires au siège social. Sont pris en compte pour le calcul du quorum, seuls les formulaires de vote reçus avant la réunion de l’Assemblée Générale. Les formulaires de vote qui n’indiquent ni intention de vote ni abstention, sont nuls.

(vii)          Les décisions de l’Assemblée Générale sont adoptées à la majorité simple des voix exprimées, sans tenir compte de la proportion du capital social représenté.

(viii)         Une assemblée générale extraordinaire («  Assemblée Générale Extraordinaire ») ne peut modifier les Statuts que si au moins la moitié du capital social est représenté et que l’ordre du jour indique les modifications au Statuts proposées, y compris le texte de tout modification proposée à l’objet social ou à la forme de la Société. Si ce quorum n’est pas atteint, une seconde Assemblée Générale Extraordinaire peut être convoquée au moyen d’avis publiés deux fois dans le Mémorial et deux journaux luxembourgeois, à un intervalle d’au moins quinze (15) jours et ce, quinze jours (15) avant la réunion. Ces avis précisent la date et l’ordre du jour de l’Assemblée Générale Extraordinaire. La seconde Assemblée Générale Extraordinaire délibère valablement quel que soit le pourcentage de capital représenté. Lors des deux Assemblée Générales Extraordinaires, les résolutions doivent être adoptées par au moins deux tiers des suffrages exprimés.

(ix)           Tout changement de nationalité de la Société ainsi que toute augmentation de l’engagement d’un actionnaire dans la Société exige le consentement unanime des actionnaires et des obligataires (le cas échéant).

Art. 12.   Procédure

12.1. Toute Assemblée Générale sera présidée par le président du Conseil nommé conformément à l’article 7.3 (i) ou, en l’absence de président, (i) par tout autre administrateur ou agent de la Société désigné par le Conseil ou (ii) par tout conseiller juridique, conseiller, agent domiciliataire ou toute autre personne à Luxembourg que le Conseil considère approprié, tel que désigné par le Conseil. Le secrétaire nommé conformément à l’article 7.3 (i) ou, en l’absence d’un tel secrétaire, (i) tout autre administrateur ou agent de la Société désigné par le Conseil ou (ii) tout conseiller juridique, conseiller, agent domiciliataire ou toute autre personne à Luxembourg que le Conseil considère approprié, tel que désigné par le Conseil, agira comme secrétaire à toute Assemblée Générale. En relation avec toute Assemblée Générale, le Conseil ou, en l’absence d’une détermination par le Conseil, la personne présidant l’Assemblée Générale nommera un scrutateur qui devra établir la liste de présence.

12.2.     En relation avec toute Assemblée Générale, le Conseil est autorisé à fournir ces règles de délibération et ces conditions autorisant les actionnaires à prendre part à l’assemblée comme le Conseil le juge approprié. Sauf si cela rentre en conflit avec les règles et conditions adoptées par le Conseil, la personne présidant l’assemblée aura le pouvoir et l’autorité de prescrire de telles règles et conditions additionnelles et de faire tous ces actes qui, dans le jugement d’une telle personne, seront appropriés pour la bonne tenue de la réunion. De telles règles et conditions, qu’elles soient adoptées par le Conseil ou prescrites par une personne présidant l’assemblée, peuvent inclure, dans chaque cas dans la limite de ce qui est prescrit par la loi applicable, (a) de déterminer l’ordre du jour de l’assemblée, (b) les règles et procédures pour maintenir l’ordre de l’assemblée et la sûreté de ceux présents, (c) des limites sur la présence ou la participation à l’assemblée des actionnaires, leurs mandataires dûment autorisés et constitués, ou toute autre personne que le président de l’assemblée déterminera, (d) des restrictions imposées à l’entrée de l’assemblée après le temps fixé pour le démarrage de l’assemblée, et (e) des limitations sur le temps alloué pour les questions ou commentaires des participants.

12.3.     Sans limiter la généralité de l’article 12.2 et indépendamment de l’ordre du jour, le Conseil ou la personne présidant l’assemblée peuvent ajourner toute Assemblée Générale ordinaire ou Assemblée Générale Extraordinaire conformément aux formalités et limites de temps stipulées par la loi.

12.4.     Les minutes des Assemblées Générales doivent être signées par les membres du bureau de l’assemblée. Les copies ou extrait des procès-verbaux qui devront être produites devant le tribunal ou autre part devront être signées par deux (2) administrateurs ou par le secrétaire du Conseil ou par tout secrétaire adjoint.

12.5.     Nonobstant toute disposition contraire des Statuts et en plus de tout vote plus ou moins important requis par la Loi, par d’autres provisions de ces Statuts, par le Contrat d’Acquisition applicable ou autre, la Société n’aura ni le pouvoir ni l’autorité de finaliser une transaction satisfaisant la clause (1) (B) de la définition de l’Acquisition sans l’approbation préalable des actionnaires (une telle approbation obtenue par un vote à la majorité des actions).

Art. 13.    Actionnaire unique

13.1 Lorsque le nombre des actionnaires est réduit à un (1), l’actionnaire unique exerce tous les pouvoirs conférés par la Loi à l’Assemblée Générale.

13.2 Toute référence dans les Statuts à l’Assemblée Générale est interprétée le cas échéant, comme une référence à cet actionnaire unique.

13.3 Les résolutions de l’actionnaire unique sont consignées dans des procès-verbaux.

V.      COMPTES ANNUELS – AFFECTATION DES BENEFICES – CONTRÔLE

Art. 14.     Exercice social et approbation des comptes annuels

14.1.        L’exercice social commence le premier (1) janvier et se termine le trente-et-un (31) décembre de chaque année.

14.2.        Chaque année, le Conseil dresse le bilan et le compte de résultats ainsi qu’un inventaire indiquant la valeur des actifs et passifs de la Société, avec une annexe résumant les engagements de la Société ainsi que les dettes des agents, administrateurs et commissaires aux comptes envers la Société.

14.3.        Un mois avant l’Assemblée Générale Annuelle, le Conseil fournit les pièces justificatives, et un rapport sur les opérations de la Société aux commissaires, qui doivent ensuite faire un rapport exposant leurs conclusions et leurs propositions.

14.4.        L’Assemblée Générale Annuelle est tenue au siège social ou à tout autre endroit au sein de la ville où est situé le siège social, tel que spécifié dans la convocation, le quatrième mardi du mois de mai à 10 heures du matin. Si ce jour est un jour férié ou le jour suivant un jour férié aux Etats-Unis, l’Assemblée Générale sera tenue le mardi de la semaine suivante.

14.5.        L’Assemblée Générale annuelle peut être tenue à l’étranger si, selon le jugement décisif et absolu du Conseil, des circonstances exceptionnelles l’exigent.

Art. 15.    Commissaires aux comptes/Réviseurs d’entreprises

15.1.        Les opérations de la Société sont contrôlées par un ou plusieurs commissaires.

15.2.        Les opérations de la Société sont contrôlées par un ou plusieurs réviseurs d’entreprises, dans les cas requis par la loi ou lorsque la Société le décide.

15.3.        L’Assemblée Générale nomme les commissaires/réviseurs d’entreprises et détermine leur nombre, leur rémunération et la durée de leur mandat, lequel ne peut dépasser six (6) ans. Les commissaires/réviseurs d’entreprises peuvent être réélus.

Art. 16.    Affectation des bénéfices

16.1.        Cinq pour cent (5%) des bénéfices nets annuels de la Société sont affectés à la réserve légale. Cette affectation cesse d’être exigée lorsque la réserve légale atteint dix pour cent (10%) du capital social.

16.2.        L’Assemblée Générale décide de l’affectation du solde des bénéfices nets annuels. Elle peut affecter ce bénéfice au paiement d’un dividende, l’affecter à un compte de réserve ou le reporter conformément aux dispositions légales applicables.

16.3.        Des dividendes intérimaires peuvent être distribués à tout moment, aux conditions suivantes :

(i)  des comptes intérimaires sont établis par le Conseil;

(ii) ces comptes intérimaires montrent que des bénéfices et autres réserves (en ce compris la prime d’émission) suffisants sont disponibles pour une distribution; étant entendu que le montant à distribuer ne peut excéder le montant des bénéfices réalisés depuis la fin du dernier exercice social dont les comptes annuels ont été approuvés, le cas échéant, augmenté des bénéfices reportés et des réserves distribuables, et réduit par les pertes reportées et les sommes à affecter à la réserve légale ou statutaire ;

(iii)             la décision de distribuer des dividendes intérimaires est adoptée par le Conseil dans les deux (2) mois suivant la date des comptes intérimaires; et

Dans leur rapport au Conseil, selon le cas, les commissaires ou les réviseurs d’entreprises doivent vérifier si les conditions indiquées ci-dessus ont été remplies.

16.4       La Société peut effectuer le paiement de dividendes ainsi que tous autres paiements en espèces, actions ou autres titres à un Dépositaire. Ledit Dépositaire distribuera ces fonds à ses déposants en fonction de la quantité de titres ou autres instruments financiers comptabilisés à leur nom. Un tel paiement par la Société au Dépositaire libérera pleinement la Société de ses obligations à cet égard.

VI.    DISSOLUTION – LIQUIDATION

17.1.       La Société peut être dissoute à tout moment, par une résolution de l’Assemblée Générale, adoptée selon les modalités requises pour la modification des Statuts. L’Assemblée Générale nomme un ou plusieurs liquidateurs, actionnaires ou non, pour réaliser la liquidation et détermine leur nombre, pouvoirs et rémunération. Sauf décision contraire de l’Assemblée Générale, les liquidateurs sont investis des pouvoirs les plus étendus pour réaliser les actifs et payer les dettes de la Société.

17.2.        Le boni de liquidation résultant de la réalisation des actifs et du paiement des dettes est distribué aux actionnaires proportionnellement aux actions détenues par chacun d’entre eux.

VII.   DISPOSITIONS GENERALES

18.1.        Les convocations et communications, respectivement les renonciations à celles-ci, sont faites, et les résolutions circulaires sont établies par écrit, télégramme, téléfax, e-mail ou tout autre moyen de communication électronique.

18.2.        Les procurations sont données par tout moyen mentionné ci-dessus. Les procurations relatives aux réunions du Conseil peuvent également être données par un administrateur conformément aux conditions acceptées par le Conseil.

18.3.        Les signatures peuvent être sous forme manuscrite ou électronique, à condition que les signatures électroniques remplissent l’ensemble des conditions légales requises pour pouvoir être assimilées à des signatures manuscrites. Les signatures des résolutions circulaires peuvent être apposées sur un original ou sur plusieurs copies du même document, qui ensemble, constituent un seul et unique document.

18.4. Pour tous les points non expressément prévus par les Statuts, il est fait référence à la loi et, sous réserve des dispositions légale d’ordre public, à tout accord conclu de temps à autre entre les actionnaires.

Pour Statuts coordonnés

Esch-sur-Alzette, le 4 juin 2019